UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2011 (May 5, 2011)
ANCESTRY.COM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34518	26-1235962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT	84604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 705-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On May 5, 2011, Ancestry.com Inc. (the “Registrant”) filed a preliminary prospectus relating to a secondary offering of its common stock. The Registrant expects to incur professional fees and costs of approximately $1 million in connection with this offering, which the Registrant will pay out of cash on hand and which will negatively affect the Registrant’s adjusted EBITDA for the quarter ending June 30, 2011.
On May 5, 2011, the Registrant issued the press release included as Exhibit 99.1 to this report. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item 7.01. The information under this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.
Item 9.01
(d)

Exhibit	Description
99.1	Press Release issued by the Registrant on May 5, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC. (Registrant)
Date: May 6, 2011	By:	/s/ William C. Stern
William C. Stern
General Counsel

INDEX OF EXHIBITS

Exhibit	Description
99.1	Press Release issued by the Registrant on May 5, 2011